================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 25, 2003
                Date of Report (Date of earliest event reported)




                             MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                    333-49821                38-3323099
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)          Identification No.)




                  22355 WEST 11 MILE ROAD, SOUTHFIELD, MICHIGAN
                    (Address of principal executive offices)

                                      48034
                                   (Zip Code)

                                 (248) 299-1000
              (Registrant's telephone number, including area code)


================================================================================

ITEM 5. OTHER EVENTS

     On July 25, 2003 MSX International announced that it had priced its private offering of senior secured notes. The company and a wholly-owned subsidiary based in the United Kingdom will issue various notes totaling $100.5 million in the aggregate and maturing October 15, 2007. The transaction includes $75.5 million aggregate principal amount of 11% notes, priced to yield 11.25%. A further $25.0 million aggregate principal amount of 11.5% notes will also be issued.

     The notes issued by MSX International will be guaranteed by certain of its subsidiaries and will be secured by substantially all of MSX International's assets and the assets of the guarantor subsidiaries, subject to liens securing MSX International's new senior credit facility. The notes issued by the subsidiary of MSX International will be guaranteed by MSX International and certain of its subsidiaries and will be secured by certain assets of the subsidiary issuing the notes, subject to liens securing MSX International's new senior credit facility.

     A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference to this report.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b)  Exhibits

          99.1        Press release dated July 25, 2003

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated: July 25, 2003


MSX INTERNATIONAL, INC.


By:      /s/ Frederick K. Minturn
         ------------------------
         Frederick K. Minturn
         Executive Vice President and
         Chief Financial Officer

                               8-K EXHIBIT INDEX






EXHIBIT NO.        DESCRIPTION

EX-99.1            Press release dated July 25, 2003